UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 15, 2011

ADVANCED CELL TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On December 15, 2011, the United States District Court for the Southern District of New York entered an order granting plaintiff Cranshire Capital Master Fund, Ltd.’s (“Cranshire”) motion for a preliminary injunction in the lawsuit entitled Cranshire Capital Master Fund, Ltd. v. Advanced Cell Technology, Inc., Case No. 11 CIV 8755 (S.D.N.Y. filed December 1, 2011). Cranshire claims in its lawsuit that the exercise price of warrants that we issued to Cranshire between 2005 and 2010 should have been adjusted as a result of certain transactions between our company and JMJ Financial, Inc. during 2010. The court’s December 15, 2011 order directed us to deliver 10,730,265 shares of our common stock to Cranshire. The court’s determination of the number of shares was based on a conversion price of $0.0392 per share. We issued the 10,730,265 shares to Cranshire on December 16, 2011.

We have previously disclosed lawsuits filed against us with substantially similar claims to the Cranshire lawsuit and our settlements with similarly situated holders of convertible promissory notes and warrants in our current reports on Form 8-K that we filed with the Securities and Exchange Commission on August 17, 2011, September 22, 2011, October 14, 2011 and December 12, 2011.

The shares that we issued to Cranshire were issued in reliance upon the exemption from registration set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, as well as Section 4(2) of the Securities Act.

Item 8.01.	Other Events.

The information set forth above under Item 3.02 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Cell Technology, Inc.

Date: December 20, 2011	By:	/s/ Gary H. Rabin
Gary H. Rabin
Chief Executive Officer